UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2005

CRT PROPERTIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

FLORIDA

(State or Other Jurisdiction of Incorporation)

1-9997	59-2898045

Commission File Number)	(IRS Employer Identification No.)

225 NE MIZNER BOULEVARD, SUITE 200 BOCA RATON, FLORIDA	33432

(Address of Principal Executive Offices)	(Zip Code)

(561) 395-9666

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Reports)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.

     At the Annual Meeting of Shareholders of CRT Properties, Inc. (the “Company”) held on May 18, 2005, the Company’s shareholders approved the Company’s 2005 Employee Stock Investment Plan (the “Plan”). The purpose of the Plan is to encourage a sense of proprietorship on the part of all Company employees and directors by assisting them in making regular purchases of Company common shares. The Plan will be administered by Wells Fargo Bank Minnesota, N.A. (the “Administrator”).

     All employee contributions to the plan will be made only by payroll deduction. Participating directors will have contributions deducted from their cash retainers. Under the Plan, the Company will contribute the following percentages of each participant’s total monthly plan payroll deduction:

•	25% of amounts from $10.00 through $50.00;

•	20% of amounts from $50.01 through $100.00; and

•	15% of amounts from $100.01 through $2,100.00.

     Company contributions will constitute compensation to each participating employee and director, are taxable as ordinary income and will be reported to the Internal Revenue Service. A maximum of 300,000 shares may be issued under the Plan.

     A more detailed description of the Plan and a copy of its full text is provided in the Company’s definitive proxy materials on Schedule 14A, as filed with the Securities and Exchange Commission on April 18, 2005, and by this reference made a part hereof.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CRT PROPERTIES, INC.
Dated: May 24, 2005	By:	/s/ William J. Wedge
William J. Wedge
		Title:	Senior Vice President, General Counsel and Corporate Secretary

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